                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                  FORM 8 - K/A
                                  ------------
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 3, 1998

                             STC BROADCASTING, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
-------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                 333-29555                             75-2676358
--------------------------------------   -------------------------------------
         (Commission File Number)         (I.R.S. Employer Identification No.)

          3839 4th Street North
               Suite 420
         St. Petersburg, Florida                            33703
-------------------------------------------   ---------------------------------
  (Address of Principal Executive Offices)                (Zip Code)


                                 (727) 821-7900
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


-------------------------------------------------------------------------------

          (Former Name or Former Address, if Changed Since Last Report)
===============================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         In a series of transactions, the Company acquired certain assets from Hearst-Argyle Stations, Inc. ("Hearst") structured as a Section 1031 tax deferred exchange of assets (the "Hearst Transaction"). On February 3, 1998, the Company agreed to acquire WPTZ-TV ("WPTZ"), WNNE-TV ("WNNE"), and a local marketing agreement ("LMA") with WFFF-TV ("WFFF") from Sinclair Broadcast Group, Inc. ("Sinclair") for $72.0 million, with the intention of using these assets in the Hearst Transaction. WPTZ and WNNE are the NBC affiliates and WFFF is the Fox affiliate serving the Burlington, Vermont, and Plattsburgh, New York, television market. On February 18, 1998, the Company entered into an asset exchange agreement with Hearst whereby the Company would transfer to Hearst KSBW-TV, the NBC affiliate for Salinas, California, WPTZ, and WNNE in exchange for receiving WDTN-TV, the ABC affiliate in Dayton, Ohio, WNAC-TV, the Fox affiliate in Providence, Rhode Island, WNAC-TV's interest in a Joint Marketing Programming Agreement with WPRI-TV, the CBS affiliate in Providence, Rhode Island, and approximately $22.0 million in cash.

         On April 24, 1998, the Company completed a purchase of the non-license assets of WPTZ, WNNE and WFFF for $70.0 million. Funds to complete the acquisition were provided by Hearst, and the assets acquired were pledged to Hearst under a related loan agreement. The exchange was recorded by the Company and Hearst effective June 1, 1998. On July 1, 1998, the FCC approved the transactions and on July 3, 1998, the Company, Hearst and Sinclair closed the transactions. The Company received a capital contribution of $10.4 million from Sunrise Television Corp. and entered into a new senior credit agreement providing for a $100.0 million term loan and a $40.0 million revolver. On July 2, 1998, the Company borrowed $70.0 million under the term loan portion and $2.5 million under the revolver portion of the new senior credit agreement. The $10.4 million capital contribution and the $72.5 million of borrowed funds were used to pay off the approximate $50.2 million net payable to Hearst, $2.0 million due Sinclair, $24.5 million under the old senior credit agreement, and the remainder was used to pay transaction fees and working capital needs.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         1.  WDTN-TV, a division of Hearst-Argyle Stations, Inc.
               - Report of Independent Certified Public Accountants.
               - Statements of Assets and Liabilities as of December
                 31,1997 and 1996.
               - Statements of Operations for the years ended December 31,
                 1997 and 1996.
               - Statements of Cash Flows for the years ended December 31,
                 1997 and 1996.
               - Notes to financial statements.

         2.  WNAC-TV, a division of Hearst-Argyle Stations, Inc.
               - Report of Independent Certified Public Accountants.
               - Statements of Assets and Liabilities as of May 31, 1998.
               - Balance Sheet as of August 31, 1997.
               - Statement of Operations for the nine months ended May 31, 1998.
               - Statement of Operations and Stockholder's Deficit for the
                 twelve months ended August 31, 1997.
               - Statement of Cash Flows for the nine months ended May 31,
                 1998.
               - Statement of Cash flows for the twelve months ended
                 August 31, 1997.
               - Notes to financial statements.


(b)      Pro Forma Financial Information.
               - Balance Sheet at June 30, 1998.
               - Notes to Balance Sheet.
               - Statement of Operations for the year ended December 31, 1997.
               - Notes to Statement of Operations.
               - Statement of Operations for the six months ended June 30, 1998.
               - Notes to Statement of Operations.
               - Additional Unaudited Pro Forma Information.

(c)      Exhibits.

2.1 Asset Purchase Agreement dated as of February 3, 1998, by and among Tuscaloosa Broadcasting, Inc. as seller and STC Broadcasting of Vermont, Inc. as buyer. (Incorporated by reference to the Company's Form 10-K filed for year ended December 31, 1997.)

2.2 Asset Exchange Agreement dated as of February 18, 1998, by and among STC Broadcasting, Inc., STC Broadcasting of Vermont, Inc., STC License Company, STC Broadcasting of Vermont Subsidiary, Inc., and Hearst-Argyle Stations, Inc. (Incorporated by reference to the Company's Form 10-K filed for year ended December 31, 1997.)

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            STC BROADCASTING, INC.

Date:        September 15, 1998             By:      /S/ DAVID A. FITZ
                                            --------------------------
                                                     David A. Fitz
                                                     Senior Vice President and
                                                     Chief Financial Officer

                     STC BROADCASTING, INC. AND SUBSIDIARIES
                                   FORM 8-K/A



Item 7

                            Financial Statement Index

(A)      Financial Statements of Business Acquired

         WDTN-TV, a division of Hearst-Argyle Stations, Inc.                            F-2
         Report of Independent Certified Public Accountants.                            F-3
         Statements of Assets and Liabilities as of December 31,1997 and 1996.          F-3 - F-4
         Statements of Operations for the years ended December 31, 1997 and 1996.       F-5
         Statements of Cash Flows for the years ended December 31, 1997 and 1996.       F-6
         Notes to financial statements.                                                 F-7 - F-13

         WNAC-TV, a division of Hearst-Argyle Stations, Inc.                            F-14
         Report of Independent Certified Public Accountants.                            F-15
         Statements of Assets and Liabilities as of May 31, 1998.                       F-16
         Balance Sheet as of August 31, 1997.                                           F-16
         Statement of Operations for the nine months ended May 31, 1998.                F-17
         Statement of Operations and Stockholder's Deficit for the twelve months
             ended August 31, 1997.                                                     F-17
         Statement of Cash Flows for the nine months ended May 31, 1998.                F-18
         Statement of Cash Flows for the twelve months ended August 31, 1997.           F-18
         Notes to financial statements.                                                 F-19 - F-26


(B)       Pro Forma Financial Information

         Pro Forma Financial Information.                                               F-27 - F-28
         Balance Sheet at June 30, 1998.                                                F-29
         Notes to Balance Sheet.                                                        F-30
         Statement of Operations for the year ended December 31, 1997.                  F-31
         Notes to Statement of Operations.                                              F-32
         Statement of Operations for the six months ended June 30, 1998.                F-33
         Notes to Statement of Operations.                                              F-34
         Additional Unaudited Pro Forma Information                                     F-35 - F-36



                                                                         7(a) 1.


WDTN-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1997 AND 1996,
TOGETHER WITH REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Hearst-Argyle Stations, Inc.:

We have audited the accompanying statements of assets and liabilities of WDTN-TV, a division of Hearst-Argyle Stations, Inc. (formerly a division of the Hearst Broadcast Group of The Hearst Corporation), as of December 31, 1997 and 1996, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of WDTN-TV as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                               /s/ ARTHUR ANDERSEN LLP


Tampa, Florida,
     March 20, 1998 (except with respect to
     the matters discussed in Note 11, as
     to which the date is June 1, 1998)

               WDTN-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.


                      STATEMENTS OF ASSETS AND LIABILITIES

                        AS OF DECEMBER 31, 1997 AND 1996



                                   ASSETS                                         1997             1996
                                   ------                                     -----------      -----------
CURRENT ASSETS:
     Cash                                                                     $   433,108      $   188,232
     Accounts receivable, net of allowance of approximately $102,000 and
         $85,000 for doubtful accounts in 1997 and 1996, respectively
                                                                                3,810,946        3,836,556
     Program rights                                                             2,156,369        1,972,553
     Other current assets                                                         199,784          209,418
                                                                              -----------      -----------
                      Total current assets                                      6,600,207        6,206,759

PROPERTY AND EQUIPMENT, net                                                     4,362,968        4,609,927

INTANGIBLE ASSETS, net                                                          6,257,928        6,707,873
                                                                              -----------      -----------
                      Total assets                                            $17,221,103      $17,524,559
                                                                             ============      ===========
                                LIABILITIES
                                -----------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                    $ 1,525,455      $ 2,212,361
     Program rights payable                                                     2,159,418        2,042,807
                                                                              -----------      -----------
                      Total current liabilities                                 3,684,873        4,255,168

COMMITMENTS AND CONTINGENCIES

PAYABLE TO PARENT                                                              13,536,230       13,269,391
                                                                              -----------      -----------
                      Total liabilities                                       $17,221,103      $17,524,559
                                                                              ===========      ===========



        The accompanying notes are an integral part of these statements.

               WDTN-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.


                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                                      1997               1996
                                                                                  ------------       ------------
REVENUES:

     Broadcasting revenues, net of agency and national representative commissions of approximately $3,025,000 and $3,075,000 for 1997 and
         1996, respectively                                                       $ 16,438,825       $ 16,791,583
     Network compensation                                                            2,000,000          2,000,000
     Trade and barter                                                                  332,412            244,257
     Other                                                                             144,762            236,544
                                                                                  ------------       ------------
                      Total revenues                                                18,915,999         19,272,384
                                                                                  ------------       ------------
OPERATING EXPENSES:
     Station operating                                                               7,161,143          7,884,057
     General and administrative                                                      2,274,168          2,684,649
     Trade and barter                                                                  285,369            247,053
     Depreciation of property and equipment                                            913,151            959,888
     Amortization of intangible assets                                                 449,945            409,265
     Amortization of program rights                                                  2,949,496          3,181,028
     Corporate overhead                                                                399,997            354,502
                                                                                  ------------       ------------
                      Total operating expenses                                      14,433,269         15,720,442
                                                                                  ------------       ------------

OPERATING INCOME                                                                     4,482,730          3,551,942

OTHER EXPENSE                                                                       (1,342,633)        (1,268,781)
                                                                                  ------------       ------------

INCOME BEFORE INCOME TAX PROVISION                                                   3,140,097          2,283,161

INCOME TAX PROVISION                                                                 1,352,000            998,000
                                                                                  ------------       ------------

NET INCOME                                                                        $  1,788,097       $  1,285,161
                                                                                  ============       ============
TRANSFERS TO PARENT                                                               $ (1,788,097)      $ (1,285,161)
                                                                                  ============       ============




        The accompanying notes are an integral part of these statements.

               WDTN-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                                    1997             1996
                                                                                -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                 $ 1,788,097       $ 1,285,161
     Adjustments to reconcile net income to net cash provided by operating activities-
              Depreciation of property and equipment                                913,151           959,888
              Amortization of intangible assets                                     449,945           409,265
              Amortization of program rights                                      2,949,496         3,181,028
              Payments on program rights payable                                 (3,016,701)       (3,172,824)
              Loss on sale of property and equipment                                 87,576                 -
     Changes in operating assets and liabilities-
         Accounts receivable                                                         25,610         1,184,270
         Other assets                                                                 9,634            91,362
         Accounts payable and accrued expenses                                     (686,906)          426,495
                                                                                -----------       -----------
                      Net cash provided by operating activities                   2,519,902         4,364,645
                                                                                -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                           (753,768)       (1,080,001)
                                                                                -----------       -----------
                      Net cash used in investing activities                        (753,768)       (1,080,001)
                                                                                -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net transfers to parent                                                     (1,521,258)       (3,343,711)
                                                                                -----------       -----------
                      Net cash used in financing activities                      (1,521,258)       (3,343,711)
                                                                                -----------       -----------

NET INCREASE (DECREASE) IN CASH                                                     244,876           (59,067)

CASH, beginning of year                                                             188,232           247,299
                                                                                -----------       -----------

CASH, end of year                                                               $   433,108       $   188,232
                                                                                ===========       ===========




        The accompanying notes are an integral part of these statements.

               WDTN-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996



1.     ORGANIZATION AND NATURE OF OPERATIONS:

WDTN-TV (the Station) has been a division of Hearst-Argyle Stations, Inc. (Hearst-Argyle or the Parent) since September 1, 1997, when the Hearst Broadcast Group of The Hearst Corporation (the Previous Parent) merged with Argyle Television, Inc. The Station operates a commercial television station in the Dayton, Ohio, designated market area. The Station has a network affiliation with American Broadcasting Company through August 2004.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying financial statements have been prepared from the books and records maintained by the Station and those of the Parent and the Previous Parent. The statements of operations include allocations for corporate services. Management of the Station considers the allocation methods used to be reasonable.

Concentration of Risk and Accounts Receivable

The Station serves the Dayton and Springfield, Ohio, demographic areas. Accordingly, the revenue potential of the Station is dependent on the economy in these areas. The Station monitors its accounts receivable through continuing credit evaluations. Historically, the Station has not had significant uncollectable accounts.

Program Rights

Program rights and the corresponding contractual obligations are recorded when the license period begins and the programs are available for use. Program rights are carried at the lower of unamortized cost or estimated net realizable value evaluated on a program-by-program basis. Any reduction in unamortized costs to net realizable value is included in amortization of program rights in the accompanying statements of operations. Such reductions in unamortized costs for the years ended 1997 and 1996 were not material. Costs of programming are amortized on the future number of showings on an accelerated basis contemplating the estimated revenue to be earned per showing, but generally not exceeding five years. Program rights and the corresponding contractual obligations are classified as current or long-term based on estimated usage and payment terms, respectively.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

                                                                 Years
                                                                -------
       Buildings and improvements                               10 - 40
       Broadcast equipment                                       3 - 15
       Furniture and computers                                   3 -  8

Expenditures for maintenance and minor repairs are charged to operations as incurred.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount should be addressed. The Station has determined that there has been no impairment in the carrying value of long-lived assets as of December 31, 1997.

Trade and Barter Transactions

Trade transactions represent the exchange of commercial air time for merchandise or services. Barter transactions represent the exchange of commercial air time for programming. Trade transactions are generally recorded at the fair market value of the merchandise or services received. Barter transactions are generally recorded at the fair market value of the commercial air time relinquished. Barter program rights and payables are recorded for barter transactions based upon the availability of the programming for broadcast. Revenue is recognized on barter and trade transactions when the commercials are broadcast, and expenses are recorded when the program, merchandise or service received is utilized.

Income Taxes

Hearst-Argyle and the Previous Parent (collectively, the Company) file a consolidated federal income tax return and state and local income tax returns for each applicable state and local government.

The accompanying financial statements have been prepared in accordance with the separate return method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," whereby the allocation of the consolidated federal, state and local tax provision is based on what the Station's total federal, state and local tax provision would have been had the Station filed income tax returns outside its consolidated group. Given that the Company is ultimately responsible for the Station's tax liability, the total income tax liability is recorded as an increase in the payable to Parent in the accompanying statements of assets and liabilities. Accordingly, the Station has no deferred income taxes reported on the accompanying statements of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.     PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following at December 31, 1997 and 1996:

                                        1997               1996
                                    ------------       ------------
Land                                $    265,605       $    265,605
Buildings and improvements             3,020,741          2,566,579
Broadcast equipment                   12,867,140         13,036,088
Furniture and computers                1,344,053          1,077,997
                                    ------------       ------------
                                      17,497,539         16,946,269
Less- Accumulated depreciation       (13,134,571)       (12,336,342)
                                    ------------       ------------
                                    $  4,362,968       $  4,609,927
                                    ============       ============

4.     INTANGIBLE ASSETS:

Intangible assets are recorded at cost and are being amortized over a period of 35 to 40 years using the straight-line method. Intangible assets consisted of the following at December 31, 1997 and 1996:

                                        1997               1996
                                    ------------       ------------
Network affiliate agreement         $  2,729,671       $  2,729,671
Premium population base                5,763,100          5,763,100
Goodwill                               6,864,257          6,864,257
Other                                          -             20,340
                                    ------------       ------------
                                      15,357,028         15,377,368
Less- Accumulated amortization        (9,099,100)        (8,669,495)
                                    ------------       ------------
                                    $  6,257,928       $  6,707,873
                                    ============       ============

5.     ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consisted of the following as of December 31, 1997 and 1996:

                                                 1997             1996
                                              ----------      ----------
Accounts payable                              $  130,874      $  230,673
Accrued payroll, commissions and bonuses         730,944         639,192
Accrued employee benefits                        215,097         161,547
Accrued taxes                                    151,362         152,792
Accrued construction costs                             -         292,390
Other                                            297,178         735,767
                                              ----------      ----------
                                              $1,525,455      $2,212,361
                                              ==========      ==========


6.     OTHER EXPENSE:

Other expense for the years ended December 31, 1997 and 1996, consisted of the following:

                                               1997            1996
                                            ----------      ----------
Interest expense                            $1,255,057      $1,268,781
Loss on sale of property and equipment          87,576               -
                                            ----------      ----------
                                            $1,342,633      $1,268,781
                                            ==========      ==========

Subsequent to the Hearst-Argyle merger (the Merger), interest expense was allocated to the divisions of Hearst-Argyle to represent a reasonable charge for the allocation of debt incurred to facilitate the merger. Prior to the Merger, the Previous Parent allocated interest expense to the Station based on the average balance of the payable to parent account at an interest rate of 8 percent per annum. The payable to parent balances as of December 31, 1997 and 1996, represent the net position of intercompany charges between the Company and the Station. The Company has not stipulated repayment terms of the payable to parent balance as of December 31, 1997, for the next five years or thereafter.

7.     INCOME TAXES:

The following table reflects the income tax provision that the Station would have recorded if it had filed tax returns as a separate legal entity for the years ended December 31, 1997 and 1996, respectively:

                                                   1997            1996
                                                -----------     ---------
            Federal                             $   983,000     $ 722,000
            State and local                         369,000       276,000
                                                -----------     ---------
                      Income tax provision      $ 1,352,000     $ 998,000
                                                ===========     =========



The tax effects of all temporary differences between the Station's financial statement and income tax bases of assets and liabilities are paid to or are received from the Company. There were no significant temporary differences during the years ended December 31, 1997 and 1996.

The total income tax provision differs from the amounts computed by applying the federal statutory rate of 34 percent to income before taxes as follows:

                                                   1997            1996
                                                -----------     ---------
Tax expense at the statutory rate               $ 1,068,000     $ 776,000
State and local income tax expense,
    net of federal benefit                          228,000       166,000
Non-deductible goodwill amortization                 73,000        73,000
Other                                               (17,000)      (17,000)
                                                -----------     ---------
               Income tax provision             $ 1,352,000     $ 998,000
                                                ===========     =========

8.     COMMITMENTS AND CONTINGENCIES:

The Station is involved in claims and actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the operations of the Station.

9. RELATED-PARTY TRANSACTIONS:

The Station's financial information is included in the consolidated financial statements of the Company. Certain management services are provided to the Station by the Company. Such services include data processing, legal, tax, treasury, internal audit, risk management, and other support services. Allocated expenses are based on the Company's estimate of expenses related to the services provided to the Station in relation to those provided to other divisions or subsidiaries of the Company. Management believes that these allocations were made on a reasonable basis. The Station was allocated expenses for the years ended December 31, 1997 and 1996, of approximately $561,000 and $513,000, respectively. Of these amounts, approximately $400,000 and $355,000 were attributable to corporate overhead for the years ended December 31, 1997 and 1996, respectively, and are shown separately in the accompanying statements of operations.

10.    EMPLOYEE BENEFITS:

Substantially all employees of the Station are covered under a qualified profit-sharing plan (the Plan) administered by the Company, which includes a thrift provision qualifying under Internal Revenue Code Section 401(k). The provision allows the participants to contribute up to 16 percent of their pre-tax compensation in the plan year, subject to statutory limitations. The Plan covers substantially all employees of the Station who meet certain minimum age or service requirements. Contributions from the Station are made in an amount equal to 50 percent of the participating employee contributions, to the extent such contributions do not exceed 3 percent of the employees' compensation for the plan year. Amounts contributed by the Station under the Plan were approximately $73,000 and $70,000 for 1997 and 1996, respectively, and are included in general and administrative expenses in the accompanying statements of operations.

The Company has a non-contributory, defined benefit pension plan (the Pension
Plan) covering principally all full-time and part-time employees of the Station. An allocation of net pension expense charged to the Station under the Pension Plan was approximately $120,000 and $215,000 for 1997 and 1996, respectively, and is included in general and administrative expenses in the accompanying statements of operations.

The Station's pension benefits are based on a formula which takes into consideration an employee's compensation and years of service. The Station's funding policy is to make annual contributions to the Pension Plan based upon the funding standards developed by the Pension Plan's actuary. The Station's contributions for 1997 and 1996 at least equaled the minimum funding requirements of the Employee Retirement Income Security Act of 1974. The Station also participates in other benefit programs offered by the Company such as a group life insurance plan and a salary continuation insurance plan (the Insurance Plans). Expenses allocated to the Station for the Insurance Plans were approximately $37,000 and $34,000 for 1997 and 1996, respectively, and are included in general and administrative expenses in the accompanying statements of operations.

11.    SUBSEQUENT EVENT:

Hearst-Argyle has entered into an asset exchange agreement (the Agreement) to transfer all of the assets of the Station to STC Broadcasting, Inc., (STC). The Agreement, dated February 18, 1998, specifies that Hearst-Argyle will transfer all of the assets of the Station and another station owned by Hearst-Argyle, certain rights and obligations of a joint marketing and programming agreement with another non-owned station and cash consideration in exchange for the assets of three STC stations. The exchange was recorded effective June 1, 1998.

                                                                   EXHIBIT 7(a)2




                      WNAC-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.

                      FINANCIAL STATEMENTS
                      AS OF MAY 31, 1998, AND AUGUST 31, 1997,
                      TOGETHER WITH REPORT OF INDEPENDENT
                      CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Hearst-Argyle Stations, Inc.:

We have audited the accompanying statement of assets and liabilities of WNAC-TV, a division of Hearst-Argyle Stations, Inc. (formerly WNAC Argyle Television, Inc., a subsidiary of Argyle Television, Inc.), as of May 31, 1998, and the related statements of operations and cash flows for the nine-month period then ended. We have also audited the accompanying balance sheet of WNAC-TV as of August 31, 1997, and the related statements of operations and stockholder's deficit and cash flows for the twelve-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of WNAC-TV as of May 31, 1998, the financial position of WNAC-TV as of August 31, 1997, and the results of its operations and its cash flows for the nine-month period ended May 31, 1998, and for the twelve-month period ended August 31, 1997, in conformity with generally accepted accounting principles.




                                                       /s/ ARTHUR ANDERSEN LLP


Tampa, Florida,
     June 18, 1998

               WNAC-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.


             STATEMENT OF ASSETS AND LIABILITIES AS OF MAY 31, 1998,

                     AND BALANCE SHEET AS OF AUGUST 31, 1997



                                                                      Successor   |   Predecessor
                                                                    ------------  |   -----------
                                                                       May 31,    |    August 31,
                                                                        1998      |       1997
                                                                    ------------  |   -----------
                                                                                  |
                                       ASSETS                                     |
                                       ------                                     |
CURRENT ASSETS:                                                                   |
     Cash                                                           $      3,614  |   $     4,547
     Receivable from Clear Channel Communications, Inc.                  485,048  |       339,838
     Current portion of program rights                                   436,970  |       458,796
     Other current assets                                                  2,347  |        86,981
                                                                    ------------  |   -----------
                      Total current assets                               927,979  |       890,162
                                                                                  |
PROPERTY AND EQUIPMENT, net                                            3,688,425  |     3,331,883
                                                                                  |
PROGRAM RIGHTS, net of current portion                                   113,582  |       206,246
                                                                                  |
INTANGIBLE ASSETS, net                                                42,765,229  |    28,787,704
                                                                    ------------  |   -----------
                      Total assets                                  $ 47,495,215  |   $33,215,995
                                                                    ============  |   ===========
                                                                                  |
                       LIABILITIES AND STOCKHOLDER'S DEFICIT                      |
                       -------------------------------------                      |
CURRENT LIABILITIES:                                                              |
     Accounts payable and accrued expenses                          $     81,009  |   $    18,647
     Current portion of program rights payable                           511,790  |       311,207
                                                                    ------------  |   -----------
                      Total current liabilities                          592,799  |       329,854
                                                                                  |
PROGRAM RIGHTS PAYABLE, net of current portion                                --  |        80,478
                                                                                  |
COMMITMENTS AND CONTINGENCIES                                                 --  |            --
                                                                                  |
PAYABLE TO PARENT                                                     46,902,416  |    39,523,796
                                                                    ------------  |   -----------
                      Total liabilities                             $ 47,495,215  |    39,934,128
                                                                    ------------  |   -----------
                                                                                  |
STOCKHOLDER'S DEFICIT:                                                            |
     Common stock, $.01 par value; 100 shares authorized                          |
         and outstanding                                                          |             1
     Additional paid-in capital                                                   |         9,999
     Accumulated deficit                                                          |    (6,728,133)
                                                                                  |  ------------
                      Total stockholder's deficit                                 |    (6,718,133)
                                                                                  |  ------------
                      Total liabilities and stockholder's deficit                 |  $ 33,215,995
                                                                                  |  ============

        The accompanying notes are an integral part of these statements.

               WNAC-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.


                             STATEMENT OF OPERATIONS

                  FOR THE NINE-MONTH PERIOD ENDED MAY 31, 1998,

              AND STATEMENT OF OPERATIONS AND STOCKHOLDER'S DEFICIT

                FOR THE TWELVE-MONTH PERIOD ENDED AUGUST 31, 1997



                                                                     Successor     |    Predecessor
                                                                    ------------   |  ---------------
                                                                     Nine-month    |    Twelve-month
                                                                    Period Ended   |   Period Ended
                                                                    May 31, 1998   |  August 31, 1997
                                                                    ------------   |  ---------------
                                                                                   |
REVENUES:                                                                          |
     Net broadcasting ...........................................   $  3,306,610   |  $     3,538,365
     Trade and barter ...........................................         69,550   |        1,134,409
                                                                    ------------   |  ---------------
                      Total revenues ............................      3,376,160   |        4,672,774
                                                                    ------------   |  ---------------
EXPENSES:                                                                          |
     General and administrative .................................         86,401   |           78,937
     Trade and barter ...........................................        167,202   |        1,069,970
     Depreciation of property and equipment .....................        295,841   |          368,715
     Amortization of intangible assets ..........................        865,057   |        3,005,492
     Corporate overhead .........................................        190,658   |          254,211
                                                                    ------------   |  ---------------
                      Total expenses ............................      1,605,159   |        4,777,325
                                                                    ------------   |  ---------------
                                                                                   |
OPERATING INCOME (LOSS) .........................................      1,771,001   |        (104,551)
                                                                                   |
OTHER EXPENSE ...................................................     (2,258,477)  |       (1,438,906)
                                                                    ------------   |  ---------------
NET LOSS ........................................................   $   (487,476)  |       (1,543,457)
                                                                    ============   |
TRANSFERS FROM (TO) PARENT ......................................   $    487,476   |         (586,693)
                                                                    ============   |
ACCUMULATED DEFICIT, BEGINNING OF YEAR ..........................                  |       (4,597,983)
                                                                                   |  ---------------
ACCUMULATED DEFICIT, END OF YEAR ................................                  |  $    (6,728,133)
                                                                                   |  ===============
LOSS PER SHARE:                                                                    |
     Basic and diluted loss per common share ....................                  |  $       (15,435)
                                                                                   |  ===============
     Weighted average number of common shares outstanding .......                  |              100
                                                                                   |  ===============

        The accompanying notes are an integral part of these statements.

               WNAC-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.


                            STATEMENTS OF CASH FLOWS

                  FOR THE NINE-MONTH PERIOD ENDED MAY 31, 1998,

              AND FOR THE TWELVE-MONTH PERIOD ENDED AUGUST 31, 1997


                                                                     Successor    |   Predecessor
                                                                    ------------  |  ---------------
                                                                     Nine-month   |   Twelve-month
                                                                    Period Ended  |   Period Ended
                                                                    May 31, 1998  |  August 31, 1997
                                                                    ------------  |  ---------------
                                                                                  |
CASH FLOWS FROM OPERATING ACTIVITIES:                                             |
  Net loss                                                          $   (487,476) |  $    (1,543,457)
  Adjustments to reconcile net loss to net cash provided by                       |
      operating activities-                                                       |
       Depreciation of property and equipment                            295,841  |          368,715
       Amortization of intangible assets                                 865,057  |        3,005,492
       Payments of program rights payable less than                               |
        (in excess of) amortization of program rights                    234,595  |         (247,794)
  Changes in operating assets and liabilities-                                    |
      Receivable from Clear Channel Communications, Inc.                (145,210) |          329,606
      Other assets                                                        84,634  |          146,829
      Accounts payable and accrued expenses                               62,362  |         (277,020)
                                                                    ------------  |  ---------------
             Net cash provided by operating activities                   909,803  |        1,782,371
                                                                    ------------  |  ---------------
                                                                                  |
CASH FLOWS FROM INVESTING ACTIVITIES:                                             |
  Step-up of fair value of property and                                           |
      equipment and intangible assets (Note 1)                       (15,223,164) |               --
  Investment in capital additions (Note 4)                              (271,801) |         (411,160)
                                                                    ------------  |  ---------------
             Net cash used in investing activities                   (15,494,965) |         (411,160)
                                                                    ------------  |  ---------------
                                                                                  |
CASH FLOWS FROM FINANCING ACTIVITIES:                                             |
  Net transfers from (to) parent                                      14,584,229  |       (1,769,444)
                                                                    ------------  |  ---------------
             Net cash provided by (used in)                                       |
              financing activities                                    14,584,229  |       (1,769,444)
                                                                    ------------  |  ---------------
NET DECREASE IN CASH                                                        (933) |         (398,233)
                                                                                  |
CASH, beginning of year                                                    4,547  |          402,780
                                                                    ------------  |  ---------------
                                                                                  |
CASH, end of year                                                   $      3,614  |  $         4,547
                                                                    ============  |  ===============

        The accompanying notes are an integral part of these statements.

               WNAC-TV, A DIVISION OF HEARST-ARGYLE STATIONS, INC.


                          NOTES TO FINANCIAL STATEMENTS

                        MAY 31, 1998, AND AUGUST 31, 1997



1. ORGANIZATION AND NATURE OF OPERATIONS:

WNAC-TV (the Station) has been a division of Hearst-Argyle Stations, Inc. (Hearst-Argyle or the Parent) since September 1, 1997, when the Hearst Broadcast Group of The Hearst Corporation merged with Argyle Television, Inc. (Argyle or the Previous Parent). In the merger transaction, The Hearst Corporation, the accounting acquiror, contributed the Hearst Broadcast Group to Argyle and merged a wholly-owned subsidiary of The Hearst Corporation with Argyle, with Argyle as the surviving corporation (renamed Hearst-Argyle Television, Inc.). Hearst-Argyle Stations, Inc. is a wholly-owned subsidiary of Hearst-Argyle Television, Inc. The Station is a commercial television station in the Providence, Rhode Island, designated market area. The Station has a network affiliation with FOX Broadcasting Company.

Effective July 1, 1996 (the Commencement Date), the Previous Parent entered into a Joint Marketing and Programming Agreement (the Clear Channel Agreement) with Clear Channel Communications, Inc. (Clear Channel) involving the Station and WPRI-TV, the CBS affiliate in Providence, Rhode Island, owned by Clear Channel. Under the Clear Channel Agreement, Clear Channel will program certain air time, including news programming for the Station, and will manage the sale of commercial air time on both stations for an initial period of 10 years. The Station and Clear Channel each will receive 50 percent of the broadcast cash flows generated by the two stations subject to certain adjustments. The Station's share of the Clear Channel Agreement broadcast cash flows is included in net broadcasting revenues.

For accounting purposes, The Hearst Corporation was deemed to be the acquiror of Argyle. Accordingly, the assets and liabilities of Argyle, including the assets and liabilities of the Station, have been adjusted to their estimated fair values as determined by independent appraisal. As of the September 1, 1997, merger date, the fair value of the Station's net assets was recorded as follows:

                                                     Amount
                                                  -----------

Property and equipment                            $ 3,984,266
Intangible assets                                  43,358,485
Working capital, including long-term portion of
     program rights and program rights payable        402,283
                                                  -----------
                                                  $47,745,034
                                                  ===========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying financial statements have been prepared from the books and records maintained by the Station and those of the Parent and the Previous Parent. The statements of operations include allocations for corporate services. Management of the Station considers the allocation methods used to be reasonable.

Concentration of Risk and Accounts Receivable

The Station serves the Providence, Rhode Island, demographic area. Accordingly, the revenue potential of the Station is dependent upon the economy in this area and the continuing Clear Channel operation of the Station and WPRI-TV.

Program Rights

Program rights and the corresponding contractual obligations are recorded when the license period begins and the programs are available for use. Program rights are carried at the lower of unamortized cost or estimated net realizable value evaluated on a program-by-program basis. Any reduction in unamortized costs to net realizable value is included in amortization of program rights; however, such reductions in unamortized costs for the nine-month period ended May 31, 1998, and the twelve-month period ended August 31, 1997, were not material.

Under the Clear Channel Agreement, payments of the Station's program rights payable are reimbursed to Hearst-Argyle by Clear Channel. Amortization of the Station's program rights, net of the program payments reimbursed by Clear Channel, are charged against broadcasting revenue to determine the Station's broadcast cashflow and ultimately the Station's net broadcasting revenues.

Costs of programming are amortized on the future number of showings on an accelerated basis contemplating the estimated revenue to be earned per showing, but generally not exceeding five years. Program rights and the corresponding contractual obligations are classified as current or long-term based on estimated usage and payment terms, respectively.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

                             Years
                             -----
Buildings and improvements   25-39
Broadcast equipment           5- 7
Furniture and computers          5
Automobiles                      5

Expenditures for maintenance and minor repairs are charged to operations as incurred.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount should be addressed. The Station has determined that there has been no impairment in the carrying value of long-lived assets as of May 31, 1998.

Trade and Barter Transactions

Trade transactions represent the exchange of commercial airtime for merchandise or services. Barter transactions represent the exchange of commercial airtime for programming. Trade transactions are generally recorded at the fair market value of the merchandise or services received. Barter transactions are generally recorded at the fair market value of the commercial air time relinquished. Barter program rights and payables are recorded for barter transactions based upon the availability of the programming for broadcast. Revenue is recognized on barter and trade transactions when the commercials are broadcast, and expenses are recorded when the program, merchandise or service received is utilized.

Income Taxes

Hearst-Argyle and the Previous Parent (collectively, the Company) file a consolidated federal income tax return and state and local income tax returns for each applicable state and local government. These returns include the results of the Station's operations.

The accompanying financial statements have been prepared in accordance with the separate return method of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," whereby the allocation of the consolidated company federal, state and local tax provision is based on what the Station's total federal, state and local tax provision would have been had the Station filed income tax returns outside its consolidated group. Given that the Company is ultimately responsible for the Station's tax liability, if any, the total income tax position is recorded as an increase/decrease in the payable to Parent in the accompanying statements of assets and liabilities. Accordingly, the Station has no deferred income taxes reported on the accompanying statements of assets and liabilities.

Basic and Diluted Loss Per Share

Loss per share is computed as net loss divided by the weighted average number of common shares outstanding.

In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share" (SFAS 128), which establishes new standards for computing and presenting earnings per share (EPS). Specifically, SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS, requires dual presentation of basic and diluted EPS on the face of the income statement, and requires a reconciliation of the basic EPS computation to the diluted EPS computation. For the periods presented, the Station had no outstanding dilutive or anti-dilutive common shares.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following at May 31, 1998, and August 31, 1997:

                                               Successor   |  Predecessor
                                              -----------  |  -----------
                                                May 31,    |   August 31,
                                                 1998      |      1997
                                              -----------  |  -----------
                                                           |
       Land                                   $   279,174  |  $   270,000
       Buildings and improvements                 547,322  |      552,657
       Broadcast equipment                      3,003,896  |    3,176,505
       Furniture and computers                    120,784  |      133,481
       Automobiles                                 33,090  |       59,700
                                              -----------  |  -----------
                                                3,984,266  |    4,192,343
       Less- Accumulated depreciation            (295,841) |     (860,460)
                                              -----------  |  -----------
                                              $ 3,688,425  |  $ 3,331,883
                                              ===========  |  ===========

4. INTANGIBLE ASSETS:

Intangible assets are recorded at cost and are being amortized over a period of five to 40 years (five to 15 years prior to August 31, 1997) using the straight-line method. Intangible assets consisted of the following at May 31, 1998, and August 31, 1997:

                                             Successor   |   Predecessor
                                           ------------  |  ------------
                                               May 31,   |   August 31,
                                                1998     |      1997
                                           ------------  |  ------------
                                                         |
       FCC licenses                        $ 42,002,200  |  $ 13,548,177
       Network affiliate agreement            1,113,785  |     6,294,889
       Deferred charges                         271,801  |    13,680,824
       Other                                    242,500  |       851,855
                                           ------------  |  ------------
                                             43,630,286  |    34,375,745
       Less- Accumulated amortization          (865,057) |    (5,588,041)
                                           ------------  |  ------------
                                           $ 42,765,229  |  $ 28,787,704
                                           ============  |  ============

In consideration of the Clear Channel Agreement, the Previous Parent agreed to pay Clear Channel a sum of $13,000,000 on the Commencement Date. In addition, supplemental investments after the Commencement Date are made in amounts equal to 50 percent of the capital additions required to operate the Station and WPRI-TV. The $13,000,000 payment and supplemental investments are recorded as deferred charges which are included in intangibles, net of accumulated amortization, in the accompanying balance sheet as of August 31, 1997. The unamortized portion of deferred charges as of August 31, 1997, was reallocated to FCC licenses in the fair value determination of the Station's net assets as of September 1, 1997.

5. OTHER EXPENSE:

Other expense consisted of the following for the nine-month period ended May 31, 1998, and the twelve-month period ended August 31, 1997:

                        Successor   |   Predecessor
                       -----------  |  ------------
                          May 31,   |    August 31,
                           1998     |       1997
                       -----------  |  ------------
                                    |
Interest expense       $(2,259,756) |  $(1,515,757)
Miscellaneous income         1,279  |       76,851
                       -----------  |  -----------
                       $(2,258,477) |  $(1,438,906)
                       ===========  |  ===========

Subsequent to the Hearst-Argyle merger (the Merger), interest expense was allocated to the divisions of Hearst-Argyle to represent a reasonable charge for the allocation of debt incurred to facilitate the Merger, which approximates the average payable to parent account at an interest rate of 7 percent per annum. The payable to parent balances as of May 31, 1998, and August 31, 1997, represent the net position of intercompany charges between the Company and the Station. The Parent has not stipulated repayment terms of the payable to parent balance as of May 31, 1998, for the next five years or thereafter. Prior to the Merger, the Previous Parent allocated interest expense to the Station based on the Station's total assets relative to the Previous Parent's total assets.

6. INCOME TAXES:

The tax effects of all temporary differences between the Station's financial statement and income tax bases of assets and liabilities are payable to or are received from the Company. There were no significant temporary differences during the twelve-month period ended August 31, 1997. A taxable temporary difference of approximately $533,000 was generated during the nine-month period ended May 31, 1998, as a result of different intangible asset lives for financial statement and income tax purposes.

In accordance with the separate return method, any deferred tax assets that would be created by net operating losses (NOLs) would be recorded as an offset to the payable to Parent account. The tax effect of NOLs of approximately $732,000 and $579,000 were generated for the nine-month period ended May 31, 1998, and the twelve-month period ended August 31, 1997, respectively. On a stand-alone basis, management of the Station does not believe that the Station would generate taxable income in future years. Therefore, management established a valuation allowance to fully offset the NOL generated during the twelve-month period ended August 31, 1997. Additionally, a valuation allowance of approximately $197,000 was established during the nine-month period ended May 31, 1998, to offset any amounts due from the Parent related to their use of Station NOLs in excess of future Station taxable temporary differences.

7. COMMITMENTS AND CONTINGENCIES:

The Station has various agreements relating to future program rights not available for broadcast at May 31, 1998. Future minimum payments under the terms of these agreements as of May 31, 1998, are as follows:

             Twelve-month Period Ended
                   May 31,                        Amount
             -------------------------          ----------
                    1999                        $1,114,020
                    2000                         1,293,209
                    2001                           919,661
                    2002                           334,620
                    2003                           276,066
                                                ----------
                                                $3,937,576
                                                ==========


The Station is periodically involved in claims and actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial position of the Station.

8. RELATED-PARTY TRANSACTIONS:

The Station's financial information is included in the consolidated financial statements of the Company. Certain management services are provided to the Station by the Company. Such services include data processing, legal, tax, treasury, internal audit, risk management and other support services. Allocated expenses are based on the Company's estimate of expenses related to the services provided to the Station in relation to those provided to other divisions or subsidiaries of the Company. Management believes that these allocations were made on a reasonable basis. The Station was allocated expenses for the nine-month period ended May 31, 1998, and the twelve-month period ended August 31, 1997, of approximately $214,000 and $254,000, respectively. Of these amounts, approximately $191,000 and $254,000 were attributable to corporate overhead for the nine-month period ended May 31, 1998, and the twelve-month period ended August 31, 1997, respectively, and are shown separately in the accompanying statements of operations and stockholder's equity.

9. SUBSEQUENT EVENT:

Hearst-Argyle has entered into an asset exchange agreement (the Agreement) to transfer the Station and its interest in the Clear Channel Agreement to STC Broadcasting, Inc. (STC). The Agreement, dated February 18, 1998, specifies that Hearst-Argyle will transfer the Station, its interest in the Clear Channel Agreement, certain rights and obligations of two other stations and cash consideration in exchange for the assets of three STC stations. The exchange was recorded effective June 1, 1998.

                                                                      Item 7(b)


                    STC Broadcasting, Inc. and Subsidiaries
                   Unaudited Pro Forma Financial Information



The following unaudited pro forma Statements of Operations are based on the ten months ended December 31, 1997 and the six months ended June 30, 1998 of the Company and the two months ended February 28, 1997 of the predecessor company. The Balance Sheet is based on the Company's June 30, 1998 statement. The financial statements referred to for 1997 were included in the Company's Form 10-K filed for the year ended December 31, 1997, and financial statements for 1998 were included in the Company's Form 10-Q for the quarter ended June 30, 1998. These pro forma statements should be read in conjunction with these documents. These pro forma statements have been prepared to illustrate the effects of the transactions described below.

In a series of transactions, the Company acquired certain assets from Hearst-Argyle Stations, Inc. ("Hearst") structured as a Section 1031 tax deferred exchange of assets (the "Hearst Transaction"). On February 3, 1998, the Company agreed to acquire WPTZ-TV ("WPTZ"), WNNE-TV ("WNNE"), and a local marketing agreement ("LMA") with WFFF-TV ("WFFF") from Sinclair Broadcast Group, Inc. ("Sinclair") for $72.0 million, with the intention of using these assets in the Hearst Transaction. WPTZ and WNNE are the NBC affiliates and WFFF is the Fox affiliate serving the Burlington, Vermont, and Plattsburgh, New York, television market. On February 18, 1998, the Company entered into an asset exchange agreement with Hearst whereby the Company would transfer to Hearst KSBW-TV, the NBC affiliate for Salinas, California, WPTZ, and WNNE in exchange for receiving WDTN-TV, the ABC affiliate in Dayton, Ohio, WNAC-TV, the Fox affiliate in Providence, Rhode Island, WNAC-TV's interest in a Joint Marketing Programming Agreement with WPRI-TV, the CBS affiliate in Providence, Rhode Island, and approximately $22.0 million in cash.

         On April 24, 1998, the Company completed a purchase of the non-license assets of WPTZ, WNNE and WFFF for $70.0 million. Funds to complete the acquisition were provided by Hearst, and the assets acquired were pledged to Hearst under a related loan agreement. The exchange was recorded by the Company and Hearst effective June 1, 1998. On July 1, 1998, the FCC approved the transactions and on July 3, 1998, the Company, Hearst and Sinclair closed the transactions. The Company received a capital contribution of $10.4 million from Sunrise Television Corp. and entered into a new senior credit agreement providing for a $100.0 million term loan and a $40.0 million revolver. On July 2, 1998, the Company borrowed $70.0 million under the term loan portion and $2.5 million under the revolver portion of the new senior credit agreement. The $10.4 million capital contribution and the $72.5 million of borrowed funds were used to pay off the approximate $50.2 million net payable to Hearst, $2.0 million due Sinclair, $24.5 million under the old senior credit agreement, and the remainder was used to pay transaction fees and working capital needs.

The following unaudited pro forma Statements of Operations for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to the asset swaps and the new senior credit agreement, as if such transactions had occurred on January 1, 1997. The pro forma unaudited balance sheet as of June 30,1998 has been prepared as if the new credit agreement had occurred on that date.

The asset swaps will be accounted for using the purchase method of accounting and will be allocated to tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the pro forma financial information is preliminary. The final allocation of the purchase price is contingent upon the receipt of final appraisals on the asset swaps; however, that allocation is not expected to differ materially from the preliminary allocation.

The pro forma financial information is based on the historical financial statements of the Company and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statements of operations do not purport to represent what the Company's results of operations actually would have been if the asset swap and new senior credit agreement had occurred as of the date indicated or what results will be for any future periods. The Company's historical Statements of Operations have not been adjusted for the acquisition of WJAC-TV on October 1, 1997, and the acquisition of KRBC-TV and KACB-TV on April 1, 1998 to show these acquisitions as if they had occurred on January 1, 1997. See Additional Unaudited Pro Forma Information to see the effect of the WJAC-TV, KRBC-TV and KACB-TV acquisitions. The pro forma financial information is based upon assumptions that the Company believes are reasonable.

                    STC BROADCASTING, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1998
                             (Dollars in thousands)

                                                        Company         Pro Forma
                                                       Historical       Adjustments       Pro Forma
                                                       ----------       -----------       ----------
         ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                           $    3,998       $(a)    392       $    4,390
   Receivables                                             13,669                --           13,669
   Current portion of program rights                        7,572                --            7,572
   Other current assets                                       919                --              919
                                                       ----------       -----------       ----------
      Total current assets                                 26,158               392           26,550
                                                       ----------       -----------       ----------
PROPERTY AND EQUIPMENT, net                                49,750               --            49,750

INTANGIBLE ASSETS                                         226,393               --           226,393

OTHER LONG-TERM ASSETS
   Deferred acquisition and financing costs                12,338       (b) (2,425)            9,913
   Program rights, net of current portion                  13,033               --            13,033
   Other                                                      102               --               102
                                                       ----------       ----------        ----------
      Total other long-term assets                         25,473           (2,425)           23,048
                                                       ----------       ----------        ----------
      Total assets                                     $  327,774       $   (2,033)       $  325,741
                                                       ==========       ==========        ====-=====
         LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable                                    $    3,062               --        $    3,062
   Accrued interest                                         3,269               --             3,269
   Accrued compensation                                       740               --               740
   Accrued other                                              957               --               957
   Current portion of program rights payable                7,775               --             7,775
   Asset swap payables                                     55,847       (c)(55,847)               --
                                                       ----------       ----------        ----------
   Total current liabilities                               71,650          (55,847)           15,803

LONG-TERM DEBT                                            124,500       (d) 48,000           172,500

DEFERRED INCOME TAXES                                      23,862               --            23,862

PROGRAM RIGHTS PAYABLE, net of current portion             13,319               --            13,319

OTHER LONG-TERM LIABILITIES                                   112               --               112

REDEEMABLE PREFERRED STOCK                                 34,728               --            34,728

STOCKHOLDER'S EQUITY                                       59,603       (e)  5,814            65,417
                                                       ----------       ----------        ----------
   Total liabilities and stockholder's equity          $  327,774       $   (2,033)       $  325,741
                                                       ==========       ==========        ==========


          See accompanying notes to unaudited pro forma balance sheet.

                    STC BROADCASTING,INC. AND SUBSIDIARIES
                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                             (Dollars in thousands)

The following reflects the adjustments to balance sheet amounts due to the issuance of the new senior credit agreement.

(a)  The adjustment to Cash consists of:
                  Capital Contribution - Sunrise Television Corp.               $ 10,400
                  Borrowing under new senior credit agreement                     72,500
                  Pay off of old senior credit agreement                         (24,500)
                  Payments due Sinclair                                           (2,008)
                  Payments due Hearst                                            (50,188)
                  Payment of loan fees                                            (2,161)
                  Payment of swap transaction fees                                (3,651)
                                                                                --------
                                                                                $    392
                                                                                ========

(b)  The adjustment to Deferred Acquisition and Finance Costs consists of:

                  Write off of deferred costs on old senior credit
                            agreement                                           $ (2,425)
                                                                                ========

(c)  The Adjustment to Asset Swap Payable consists of:

                  Payment to Hearst                                             $(50,188)
                  Payment to Sinclair                                             (2,008)
                  Payment of swap transaction fees                                (3,651)
                                                                                --------
                                                                                $(55,847)
                                                                                ========

(d)  The Long Term Debt Adjustment consists of:

                  Borrowings on new senior credit agreement                     $ 72,500
                  Pay off of balance on old senior credit agreement              (24,500)
                                                                                --------
                                                                                $ 48,000
                                                                                ========

(e)  The adjustment to Stockholder's Equity consists of:

                  Capital contribution - Sunrise Television Corp.               $ 10,400
                  Loss on Retirement of Debt                                      (4,586)
                                                                                --------
                                                                                $  5,814
                                                                                ========

                    STC BROADCASTING, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (Dollars in thousands except per share data)



                                  Historical      Historical                                            Pro Forma
                                   Company       Predecessor          WDTN       WNAC       KSBW       Adjustments     Pro Forma
                                   --------      -----------        -------   -------    --------     -----------     ---------
NET REVENUES:                      $ 36,231      $  5,228            $18,916   $ 3,600    $(11,634)             --     $  52,341
                                   --------      ---------           -------   -------    --------     -----------     ---------
OPERATING EXPENSES:
  Station operating                  11,539         2,079             10,111        --      (3,801)             --        19,928
  Selling, general and
      administrative                  8,212         1,526              2,274        --      (2,711)    (a)     137         9,438
  Trade and barter                    1,390           181                285       439        (488)             --         1,807
  Depreciation of property
      and equipment                   3,475           757                913       377      (1,248)    (b)   1,430         5,704
  Amortization of intangibles
      and other long term
      assets                          9,159           977                450     2,388      (2,208)    (c)   5,266        16,032
  Corporate overhead                  1,402           146                400       254        (240)    (d)      38         2,000
                                   --------      --------            -------   -------    --------     -----------     ---------
     Total operating expenses        35,177         5,666             14,433     3,458     (10,696)          6,871        54,909

OPERATING INCOME                      1,054          (438)             4,483       142        (938)         (6,871)       (2,568)
OTHER INCOME (EXPENSE):
  Interest income                       289            20                 --        --          --              --           309
  Interest expense                   (9,502)         (963)            (1,255)   (2,014)      2,815     (e)  (5,881)      (16,800)
  Other income (expense), net            40            19                (88)       --           9              --           (20)
                                   --------      --------            -------   -------    --------     -----------     ---------
NET LOSS BEFORE INCOME
      TAX BENEFIT (PROVISION)        (8,119)       (1,362)             3,140    (1,872)      1,886         (12,752)      (19,079)
      INCOME TAX BENEFIT
            (PROVISION)                 299            --             (1,352)       --          --     (f)   1,352           299
                                   --------      --------            -------   -------    --------     -----------     ---------
NET LOSS AFTER TAXES                 (7,820)       (1,362)             1,788    (1,872)      1,886         (11,400)      (18,780)

REDEEMABLE PREFERRED STOCK
   DIVIDENDS AND ACCRETION           (3,763)           --                 --        --          --              --        (3,763)
                                   --------      --------            -------   -------    --------     -----------     ---------
NET LOSS APPLICABLE TO
   COMMON STOCKHOLDER              $(11,583)     $ (1,362)           $ 1,788   $(1,872)   $  1,886     $   (11,400)    $ (22,543)
                                   ========      ========            =======   =======    ========     ===========     =========

BASIC AND DILUTED NET LOSS
   PER COMMON SHARE                $(11,583)                                                                           $ (22,543)
                                   ========                                                                            =========
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING          1,000                                                                                1,000
                                   ========                                                                            =========



     See accompanying notes to unaudited Pro Forma Statement of Operations.

                    STC BROADCASTING, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


The Company financial statement of operations has not been adjusted to show the effect of the acquisition of WJAC-TV (October 1, 1997) and KRBC-TV and KACB-TV (April 1, 1998) as if these transactions had been completed on January 1, 1997.

(a) Reflects an adjustment to show estimated cost of the LMA agreement with Clear Channel Communication, Inc. related to the WNAC operations.

(b) Reflects the incremental change in depreciation on WDTN-TV and WNAC-TV due to purchase accounting adjustments to property and equipment consistent with depreciation policies utilized by the Company.

(c) Reflects the incremental change in amortization on WDTN-TV and WNAC-TV due to purchase accounting adjustments to intangible assets consistent with amortization policies utilized by the Company net of reduced amortization on loan acquisition costs written off upon entering into new credit agreement.

(d) Reflects adjustment to bring corporate overhead to an estimated amount on a going forward basis.

(e) Reflects the adjustment due to incremental borrowing under new senior credit agreement.

(f) Reflects reduction in income taxes due to loss position on consolidated basis.

                    STC BROADCASTING, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                 (Dollars in thousands except per share data)


                                            Company       WDTN        WNAC        KSBW      WPTZ/WNNE    Pro Forma
                                           6 Months     5 Months    5 Months    5 months     28 days     Adjustments   Pro Forma
                                           ---------    --------    --------    --------    ---------    -----------   ---------

NET REVENUES                               $  28,327    $  8,061    $  1,514    $ (5,068)   $  (1,287)   $         -   $  31,547
                                           ---------    --------    --------    --------    ---------    -----------   ---------
                  OPERATING EXPENSES:
Station operating                              9,026       3,403          --      (1,689)        (309)             -      10,431
  Selling, general and administrative          6,867       1,657          86      (1,107)        (348)   (a)     (54)      7,101
  Trade and barter                               922         182          --        (203)          --             --         901
  Depreciation of property and equipment       3,255         363         164        (537)        (194)   (b)     839       3,890
  Amortization of intangibles and other
       long-term assets                        7,584         160         481      (1,004)        (415)   (c)   2,308       9,114
  Corporate overhead                             961         229         106          --           --    (d)    (296)      1,000
                                           ---------    --------    --------    --------    ---------    -----------   ---------
         Total operating expenses             28,615       5,994         837      (4,540)      (1,266)         2,797      32,437
                                           ---------    --------    --------    --------    ---------    -----------   ---------
OPERATING INCOME (LOSS)                         (288)      2,067         677        (528)         (21)        (2,797)       (890)

OTHER INCOME (EXPENSE):
  Interest income                                 61          --          --          --           (5)            --          56
  Interest expense                            (7,331)       (405)     (1,255)         --          943    (e)    (352)     (8,400)
  Gain on asset swap                          17,559          --          --     (15,114)      (2,445)            --          --
  Other income, net                                9           6          --          (6)          --             --           9
                                           ---------    --------    --------    --------    ---------    -----------   ---------
NET INCOME BEFORE INCOME TAX                  10,010       1,668        (578)    (15,648)      (1,528)        (3,149)     (9,225)

INCOME TAX                                       372          --          --          --           --             --         372
                                           ---------    --------    --------    --------    ---------    -----------   ---------
NET INCOME                                     9,638       1,668        (578)    (15,648)      (1,528)        (3,149)     (9,597)

EXTRAORDINARY ITEM - LOSS
      ON REFINANCING OF DEBT                      --          --          --          --           --    (f)  (4,586)     (4,586)

REDEEMABLE PREFERRED STOCK
   DIVIDENDS AND ACCRETION                    (2,465)         --          --          --           --             --      (2,465)
                                           ---------    --------    --------    --------    ---------    -----------   ---------
NET INCOME (LOSS) APPLICABLE TO
     COMMON SHAREHOLDER                    $   7,173    $  1,668    $   (578)   $(15,648)   $  (1,528)   $    (7,735)  $ (16,648)
                                           =========    ========    ========    ========    =========    ===========   =========

BASIC NET INCOME (LOSS) PER COMMON SHARE   $   7,173                                                                   $ (16,648)
                                           =========                                                                   =========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                           1,000                                                                       1,000
                                           =========                                                                   =========

     See accompanying notes to unaudited Pro Forma Statement of Operations.

                    STC BROADCASTING, INC. AND SUBSIDIAIRIES
              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


The Company financial statement of operations has not been adjusted to show the effect of the acquisition of WJAC-TV (October 1, 1997) and KRBC-TV and KACB-TV (April 1, 1998) as if these transactions had been completed on January 1, 1997. The Company statement for the six months ended June 30, 1998 includes operations of WDTN-TV and WNAC-TV from June 1, 1998, KSBW-TV from January 1 to May 31, and WPTZ-TV and WNNE-TV from April 24 to May 31.

(a) Reflects an adjustment to show estimated cost of the LMA agreement with Clear Channel Communication, Inc. related to the WNAC operations.

(b) Reflects the incremental change in depreciation on WDTN-TV and WNAC-TV due to purchase accounting adjustments to property and equipment consistent with depreciation policies utilized by the Company.

(c) Reflects the incremental change in amortization on WDTN-TV and WNAC-TV due to purchase accounting adjustments to intangible assets consistent with amortization policies utilized by the Company net of reduced amortization on loan acquisition costs written off upon entering into the new senior credit agreement.

(d) Reflects adjustment to bring corporate overhead to an estimated amount on a going forward basis.

(e) Reflects adjustments due to the incremental borrowing under the new senior credit agreement.

(f) Reflects extraordinary expense due to refinancing the old senior credit agreement with the new senior credit agreement.

                    STC BROADCASTING, INC. AND SUBSIDIARIES
                   ADDITIONAL UNAUDITED PRO FORMA INFORMATION

The following has been included since the Company believes investors and creditors will find it useful. The pro forma information presented is not necessarily indicative of the actual results that would have been achieved had each of the present eight stations, after the completion of asset swaps, been acquired at January 1, 1997, nor is it indicative of the future results of operations.

Broadcast Cash Flow:

The following table sets forth certain operating data for the Company's eight stations for the three months and six months ended June 30, 1998 and June 30, 1997 and the year ended December 31, 1997 as if the Company had owned all eight stations since January 1, 1997.

                                                       Three Months Ended       Six Months Ended     Twelve Months Ended
                                                            June 30,               June 30,              December 31,
                                                         1998      1997           1998    1997              1997
                                                       -------    -------       -------  -------     -------------------
                                                                             (Dollars in thousands)

Operating Income (Loss)                                $ 1,531    $   249       $   207  $(2,251)        $ (2,899)
Add:
         Amortization of program rights                  1,962      1,976         3,933    3,943            7,886
         Depreciation of property and equipment          1,936      1,843         3,830    3,686            7,371
         Amortization of intangibles                     4,210      4,112         8,421    8,224           16,449
         Corporate overhead                                500        500         1,000    1,000            2,000
Less:
         Payments for program rights                    (1,993)    (2,043)       (3,981)  (4,084)          (8,169)
                                                       -------    -------       -------  -------         --------
         Broadcast cash flow                           $ 8,146    $ 6,637       $13,410  $10,518         $ 22,638
                                                       =======    =======       =======  =======         ========

Television Revenues:

Set forth below are the principal types of television revenues that the Company's eight stations generated for the periods indicated as if they were all owned since January 1, 1997 and the percentage contribution of each to total revenues.

                                     Three Months Ended                    Six Months Ended           Twelve Months Ended
                                           June 30,                             June 30,                 December 31,
                                     1998             1997                 1998            1997              1997
                              ---------------   ---------------      --------------   --------------    ---------------
                                 $        %        $        %           $       %        $       %         $        %
                              -------   -----   -------   -----      -------  -----   -------  -----    -------   -----
                                                                         (Dollars in Thousands)

Revenues:
  Local                       $10,600    51.8%  $ 9,997    52.3%     $19,652   52.2%  $18,004   51.7%   $37,710    53.0%
  National                      6,400    31.3%    6,075    31.8%      11,644   30.9%   11,070   31.8%    22,096    31.0%
  Political                       371     1.8%       35      .2%         380    1.0%       36     .1%       459      .6%
  Network Compensation          1,300     6.4%    1,370     7.2%       2,625    7.0%    2,749    7.9%     5,397     7.6%
  Trade and barter                578     2.8%      458     2.4%       1,014    2.7%      877    2.5%     1,615     2.3%
  Joint Operating Agreement     1,095     5.3%    1,017     5.3%       1,998    5.3%    1,634    4.7%     3,101     4.4%
  Other                           127      .6%      154      .8%         335     .9%      438    1.3%       806     1.1%
                              -------   -----   -------   -----      -------  -----   -------  -----    -------   -----
     Total                     20,471   100.0%   19,106   100.0%      37,648  100.0%   34,808  100.0%    71,184   100.0%
Agency and national
  representative commissions   (2,838)  (13.9%)  (2,652)  (13.9%)     (5,144) (13.7%)  (4,774) (13.7%)   (9,733)  (13.7%)
                              -------   -----   -------   -----      -------  -----   -------  -----    -------   -----
Net revenue                   $17,633    86.1%  $16,454    86.1%     $32,504   86.3%  $30,034   86.3%   $61,451    86.3%
                              =======   =====   =======   =====      =======  =====   =======  =====    =======   =====

Proforma Results of Operations:

Set forth below is a summary of the operations of the Company's eight stations for the periods indicated and their percentages of net revenue as if the Company had owned the eight Stations from January 1, 1997.


                                           Three Months Ended                    Six Months Ended           Twelve Months Ended
                                                 June 30,                             June 30,                 December 31,
                                           1998             1997                 1998            1997              1997
                                    ---------------   ---------------      --------------   --------------    ---------------
                                       $        %        $        %           $       %        $       %         $        %
                                    -------   -----   -------   -----      -------  -----   -------  -----    -------   -----
                                                                               (Dollars in Thousands)

Net Revenues:                       $17,633   100.0%  $16,454   100.0%     $32,504  100.0%  $30,034  100.0%   $61,451   100.0%

Operating Expenses:
  Station Operating                   5,285    30.0%    5,506    33.5%      10,724   33.0%   10,907   36.3%    22,001    35.8%
  Selling, general & administrative   3,677    20.9%    3,827    23.3%       7,421   22.8%    7,688   25.6%    14,771    24.0%
  Trade and barter expense              494     2.8%      417     2.5%         901    2.8%      780    2.6%     1,758     2.9%
  Depreciation                        1,936    11.0%    1,843    11.2%       3,830   11.8%    3,686   12.3%     7,371    12.0%
  Amortization                        4,210    23.9%    4,112    25.0%       8,421   25.9%    8,224   27.4%    16,449    26.8%
  Corporate overhead                    500     2.8%      500     3.0%       1,000    3.1%    1,000    3.3%     2,000     3.3%
                                    -------   -----   -------   -----      -------  -----   -------  -----    -------   -----
Operating income (loss)             $ 1,531     8.6%  $   249     1.5%     $   207     .6%  $(2,251)  (7.5%)  $(2,899)   (4.8%)
                                    -------   -----   -------   -----      -------  -----   -------  -----    -------   -----
     Broadcast cash flow            $ 8,146    46.2%  $ 6,637    40.3%     $13,410   41.3%  $10,518   35.0%   $22,638    36.8%
                                    =======   =====   =======   =====      =======  =====   =======  =====    =======   =====